EXHIBIT 10.1

          ESCROW AGREEMENT BY AND AMONG SEAENA, INC., U.C. LASER LTD.,
                 AND NEVADA TITLE COMPANY DATED MARCH 31, 2006





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                                ESCROW AGREEMENT

         This ESCROW AGREEMENT is executed and effective as of March 31, 2006 (the "EFFECTIVE DATE"), by and among SEAENA, INC., FORMERLY KNOWN AS CRYSTALIX GROUP INTERNATIONAL, INC., a Nevada corporation ("BUYER"); U.C. LASER LTD., a company organized under the laws of the State of Israel ("SELLER"); and NEVADA TITLE COMPANY, a Nevada corporation ("ESCROW HOLDER").

                               FACTUAL BACKGROUND

         A. Buyer and Seller entered into a certain Asset Purchase Agreement dated December 29, 2005 (the "ASSET PURCHASE AGREEMENT"). Execution and delivery of this Agreement is a condition to the closing under the Asset Purchase Agreement.

         B. Concurrently with execution and delivery of this Agreement, Buyer has delivered to Escrow Holder a stock certificate (the "CERTIFICATE") representing 455,359 shares of Class B preferred stock of Buyer which has been issued to Seller, subject to the terms and conditions of the Asset Purchase Agreement and this Agreement. The Certificate is the "INDEMNITY ESCROW DEPOSIT" as such term is defined in Section 1.1(b) of the Asset Purchase Agreement.

         C. The parties desire to agree as set forth below.

                                    AGREEMENT

         1. ESCROW. Escrow Holder shall hold the Certificate in escrow subject to the terms and conditions of this Agreement for a period of ninety (90) days commencing on the Effective Date. On the 91st day after the Effective Date, if Escrow Holder has not received written notice of a claim by Buyer against Seller under Article 7 of the Asset Purchase Agreement ("CLAIM NOTICE"), Escrow Holder shall deliver the Certificate to Seller by overnight courier to the address designated for Seller in Section 4 below.

         2. PROCEDURE OF CLAIM NOTICE RECEIVED. If, prior to the expiration of such ninety (90) day period, Escrow Holder has received a Claim Notice:

             (a) subject to subsection 2(b), Escrow Holder shall deliver the Certificate to Buyer at the address designated for Buyer in Section 4 below on the later of: (i) the 91st day after the Effective Date, or (ii) the 16th day after receipt of the Claim Notice.

             (b) if: (i) Buyer provides to Seller evidence that a copy of the Claim Notice was provided to Seller in compliance with the provisions of
Section 4 below, and (ii) within fifteen (15) days after the effective date of such notice of the Claim Notice to Seller (determined as provided in Section 4 below), Escrow Holder received written notice from Seller objecting to such delivery, then Escrow Holder shall hold the Certificate in escrow pending further joint written instructions of Seller and Buyer or an order of a court of competent jurisdiction.

         3. FEES AND EXPENSES. Buyer shall be responsible for payment of fees and expenses of Escrow Holder in connection with this transaction, in the amount of $1,825 to be paid upon delivery of the Certificate to Escrow Holder.





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         4.  NOTICES. All notices,  requests and other  communications hereunder must be in writing and will be deemed to have been duly given only if  delivered
personally  against  written  receipt  or  by  facsimile   transmission  against
facsimile confirmation or sent by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         If to Buyer to:

                           Seaena, Inc., fka Crystalix Group International, Inc. 1181 Greer Drive, Suite B
                           Las Vegas, Nevada 89119
                           United States of America
                           Facsimile No.:  (702) 740-4611
                           Attn:  Patty Hill

         with a copy (which shall not constitute notice) to:

                           Stephen B. Yoken
                           Snell & Wilmer L.L.P.
                           3800 Howard Hughes Parkway #1000
                           Las Vegas, Nevada 89109
                           USA
                           Facsimile No.:  (702) 784-5252

         If to Seller to:

                           U.C. Laser Ltd. P.O.B 351 Karmiel 21613, Israel Facsimile No.: _____________
                           Attn: Mr. Eyal Shamir, CEO

         with copies (which shall not constitute notice) to:

                           Naschitz, Brandes & Co.
                           5 Tuval Street
                           Tel Aviv, Israel  67897
                           Facsimile No.:  (972-3) 623-5000
                           Attn:  Sharon A. Amir, Adv.

         and

                           Marshall Butler
                           900 Third Avenue, 33rd Floor
                           New York, NY  10022
                           Facsimile:  (212) 317-3365



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         If to Escrow Holder:

                           Nevada Title Company
                           2500 N. Buffalo Drive
                           Suite 150
                           Las Vegas, Nevada  89128
                           Facsimile No.:  (702) 938-1953
                           Attn:  Karen Keefer

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 4.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 4.1, be deemed given upon facsimile confirmation during ordinary business hours (or on the next Business Day if received outside of ordinary business hours), and (c) if delivered by overnight courier to the address as provided in this Section 4.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 4.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         5. ESCROW HOLDER INDEMNIFICATION. The duties and obligations of Escrow Holder are only those provided in this Agreement. Escrow Holder shall have no liability under or duty to inquire into the terms of any other agreement or the authenticity, validity, form, content, accuracy or effect of any document related to this Agreement, or required to be deposited into escrow by any party. Seller and Buyer shall indemnify, defend and hold harmless Escrow Holder from and against any and all loss, damages, taxes, expenses and liabilities that may be incurred by Escrow Holder arising out of or in connection with its acceptance of appointment and performance as an escrow agent under this Agreement, including the legal costs and expenses of defending itself in connection with its performance hereunder, except in the case of the Escrow Holder's own gross negligence.

         6. CONFLICTING DEMANDS. If conflicting demands are made upon Escrow Holder with respect to this Agreement, the parties to this Agreement expressly agree that Escrow Holder shall have the absolute right to do either or both of the following: (a) withhold and stop all proceedings in the performance of the Agreement and await settlement of the controversy by agreement of the parties, or by a final judgment of an appropriate court; or (b) file a suit in an appropriate court requiring the parties to interplead and litigate their several claims among themselves. On the filing of such an interpleader action, Escrow Holder shall be fully released and discharged from any and all obligations imposed on it by this Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

U.C. Laser Ltd.                              Seaena, Inc., formerly known as
                                             Crystalix Group International, Inc.

By:                                          By:
   -------------------------------------        --------------------------------
   Chairman of the Board                        Chief Executive Officer


Escrow Holder:

Nevada Title Company,
a Nevada corporation

By:
     -------------------------------------
Title:
      ------------------------------------

























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